Exhibit 99.2

Press Release For Immediate Release	Contact: Christopher D. Myers President and CEO (909) 980-4030

CVB Financial Corp. to Present at the

D.A. Davidson 16th Annual Financial Services Conference

Ontario, CA, May 9, 2014 - Christopher Myers, President and Chief Executive Officer of CVB Financial Corp., will be presenting and hosting one-on-one meetings with investors at the D.A. Davidson 16th Annual Financial Services Conference on Tuesday, May 13th. The conference will take place at the Embassy Suites in Denver, Colorado from May 13th to May 14th.

Mr. Myers will be giving a formal presentation on Tuesday, May 13th at 2:25 p.m. (MST). The presentation will be available via live webcast and can be accessed through a presentation link http://wsw.com/webcast/dadco27/cvbf or by visiting the Company’s website at www.cbbank.com under “Our Investors,” “News & Market Data” for 90 days after May 13th.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of $6.90 billion. Citizens Business Bank serves 39 cities with 37 Business Financial Centers, six Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, and the Central Valley areas of California.

Shares of CVB Financial Corp. are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp. and Citizens Business Bank, visit our Citizens Business Bank website at www.cbbank.com and click on the “Our Investors” tab.